                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into this 1st day of March 1998, by and between MEDLEY CREDIT ACCEPTANCE CORP., a Delaware corporation (the "Company"), and ROBERT D. PRESS ("Employee"). (Throughout this Agreement Company and Employee may be referred to collectively as Parties for convenience.


                              W I T N E S S E T H:

         WHEREAS, Employee has substantial experience in the development, implementation and sale of financial services, including but not limited to insurance and annuities, and

         WHEREAS, the Company desires to retain, engage and employ Employee, and Employee desires to be so retained, engaged and employed by the Company as the Company's President and Chief Executive Officer for the purpose of creating and establishing a financial services business.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Parties agree as follows:

         1. RECITALS: The above and foregoing recitals are true and correct and are incorporated herein by reference.

         2. ENGAGEMENT AND RELATIONSHIP OF PARTIES: The Company hereby employs, hires and engages Employee as an employee and the Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advise and direction of the Company. The Employee shall perform such duties as are specifically set forth in this Agreement, as well as such other duties as are customarily performed by one holding such position in similar businesses or enterprises as that engaged in by the Company and shall additionally render such other unrelated services and duties as may be assigned to Employee from time to time by the Company.

         3. DUTIES: The Company hereby employs Employee and Employee hereby accepts employment effective as of the date hereof, as the Company's President, Chief Executive Officer and Chairman of the Board of Directors, for the terms set forth herein. During the term of the Employee's employment with the Company, the Employee shall be the President and principal officer of the Company responsible for the development, refinement and implementation of a financial services business.

         4. TERM: The term of Employee's employment hereunder shall commence on the date hereof, and continue thereafter for a term of three (3) years, unless terminated sooner pursuant to the provisions contained in this Agreement for early termination.


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         5. COMPENSATION: In consideration of the services performed and to be performed hereunder, Company will pay to Employee during the term of Employee's employment under this Agreement, at the Company's regular and customary intervals for payment of compensation to Employee's salary as follows:

                           Year 1: $225,000.00
                           Year 2: $275,000.00
                           Year 3: $350,000.00

         6. PERQUISITES AND OTHER BENEFITS: In addition to the salary set forth above in the preceding section, Employee shall be entitled to the following perquisites and other benefits.

                  A. Employee shall be entitled, in accordance with the Company's general policies for senior management, to participation in paid vacation leave, health, casualty, disability and life insurance, and other employment benefits.

                  B. During the term of Employee's employment, Employee shall be entitled to reimbursement of all reasonable expenses actually paid or incurred by Employee in the course of, and pursuant to the performance of his duties hereunder, for travel, entertainment and out-of-pocket expenses.

                  C. Employee shall be entitled to a yearly bonus in the following minimum amounts:

                           Year 1: $45,000.00
                           Year 2: $60,000.00
                           Year 3: $75,000.00

                  D. Incentive Stock Options: During the term of the Employee's employment with the Company, the Company shall provide incentive stock options for the Employee. The grant of options shall be determined during the first month following the completion of each twelve (12) calendar month period following the commencement of the Employee's employment based upon the Company's rate of return on Equity and Rate of Return on Capital as follows:

Return on Equity                                     Return on Capital
----------------                                     -----------------
Year 1:           15% - 25,000                       Year 1:           10% - 25,000
                  20% - 50,000                                         15% - 50,000
                                                                       20% - 75,000

Year 2:           15% - 25,000                       Year 2:           10% - 15,000
                  20% - 50,000                                         15% - 65,000
                                                                       20% - 90,000


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Year 3:           15% - 25,000                       Year 3:           10% - 10,000
                  20% - 50,000                                         15% - 75,000
                                                                       20% - 100,000

                  E. Stock Grants: The Company shall grant to the Employee common stock in the Company for the completion of each twelve (12) months of employment granted quarterly as follows:

                     First Year:      30,000 shares per quarter
                     Second Year:     40,000 shares per quarter
                     Third Year:      50,000 shares per quarter

         7. DISABILITY: In the event the Employee shall be incapacitated by reason of mental or physical disability during the term of his Employment such that he is substantially prevented from performing his principal duties and services hereunder for a period, the Company thereafter shall have the right to terminate Employee's employment under this Agreement by sending written notice of such termination to Employee or his legal representative and thereupon his employment shall immediately terminate. Upon such termination, the Employee shall be entitled to receive and shall be paid by the Company his salary in effect on the date of termination paid by the Company's customary intervals for the payment of salaries based upon the base reflected in the Employee's draw for the lessor of three (3) months or the remaining term of the Agreement. Upon such termination, the Employee shall also be entitled to receive and shall be paid by the Company all commissions which have been actually earned or accrued through the date of termination. The Employee shall accept such payments and benefits in full discharge and release of the Company of and from any further obligations under this Agreement. Such discharge and release shall not affect any rights or remedies which may be available to Employee or the Company otherwise than under this Agreement.

         8. TERMINATION FOR CAUSE: The Company shall have the right to terminate the employment of Employee hereunder at any time for cause (as used herein, "cause") if:

                  (i) Employee shall be convicted by a court of competent and final jurisdiction of any crime which constitutes a felony in the jurisdiction involved or shall be habitually drunk or intoxicated in public or otherwise commit acts of moral turpitude in such a manner as to adversely reflect the reputation of the Company; or

                  (ii) Employee shall commit any act of embezzlement or similar material dishonest or injurious conduct against the Company; or

                  (iii) Employee shall demonstrate willful and injurious misconduct in connection with the performance of his duties and responsibilities under or pursuant to this Agreement; or



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                  (iv) Employee shall demonstrate reckless or grossly negligent and injurious conduct in connection with the performance of, or a gross disregard for his duties and responsibilities under or pursuant to this Agreement.

         In the event the employment of Employee shall be terminated by the Company for cause pursuant to this section, the Employee shall be entitled to receive his salary earned, accrued and payable through the date of such termination. The Employee shall accept the payment pursuant to the terms hereof in full discharge and release of the Company of and from any further obligations under this Agreement. Nothing contained in this section shall constitute a waiver or release by the Company of any rights or claims it may have against Employee, including but not limited to any claims or rights pursuant to this Agreement arising from actions or omissions which may give rise to an event causing termination of this Agreement.

         9. NOTICES: Except as otherwise stated, all notices, requests , demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid first class mail, registered or certified, or by duly recognized overnight carrier as follows:

                  To the Employee:          ROBERT D. PRESS
                                            C/o Medley Credit Acceptance Corp.
                                            1100 Ponce de Leon Boulevard
                                            Coral Gables, Florida 33134

                  To the Company:           MEDLEY CREDIT ACCEPTANCE CORP.
                                            Attention: Robert Press, President
                                            1100 Ponce de Leon Boulevard
                                            Coral Gables, Florida 33134

         10.      MISCELLANEOUS PROVISIONS:

                  A. Construction: This Agreement shall be construed and enforced under the laws of the State of Florida. In the event any provision of this Agreement shall be declared invalid by a court of competent jurisdiction, said invalidity shall not invalidate the Agreement as a whole, but said Agreement shall be construed as if the invalidated provision was omitted from the Agreement.

                  B. Entire Agreement: This Agreement supersedes and cancels any and all other contracts referring to the subject matter herein. No modifications, alterations or waivers of this Agreement shall be effective, unless in writing, executed by the Parties hereto.

                  C. Assignability: This Agreement shall inure to the benefit of the Parties, their successors and assigns.


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                  D. Counterparts: This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Agreement between the Parties hereto.

                  E. Captions. Captions of the various sections contained in this Agreement are intended to be used solely for convenience of the Parties and are not intended, nor are they deemed to modify or explain, or to be used as an aid in the construction of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals.

         DATED as to the Company this 1st day of March, 1998

                                          MEDLEY CREDIT ACCEPTANCE CORP.


                                          By:__________________________________

         DATED as to the Employee this 1st day of March, 1998


                                          -------------------------------------
                                          ROBERT D. PRESS










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